Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES SECOND QUARTER 2009 RESULTS

HIGHLIGHTS

    --  Diluted FFO per share of $0.55; diluted EPS of $0.35

    --  Completed a $440 million public offering of our common stock

    --  Completed sale of Los Gatos, California hospital for $45 million

    --  Transitioning 15 additional Sunrise-managed communities to new operators

    --  Financial leverage reduced to 44%; adjusted fixed charge coverage improved to 2.6x

LONG BEACH, CA, August 4, 2009 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2009. Funds from operations (“FFO”) applicable to common shares was $146.1 million, or $0.55 per diluted share, for the quarter ended June 30, 2009, compared to FFO applicable to common shares of $119.1 million, or $0.50 per diluted share, in the year-ago period.

FFO applicable to common shares for the quarter ended June 30, 2009 included the offsetting impact of the following: i) impairments of $0.02 per diluted share; and ii) income of $0.02 per diluted share resulting from an adjustment to the cost allocation of certain assets acquired in 2006. FFO applicable to common shares for the quarter ended June 30, 2008 included the negative impact of $0.07 per diluted share of the following: i) impairments and merger-related charges of $0.05 per diluted share; ii) a write down in the carrying value of marketable securities of $0.01 per diluted share; and iii) an ineffectiveness charge of $0.01 per diluted share relating to the settlement of two forward-starting interest-rate swaps. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended June 30, 2009 was $91.8 million, or $0.35 per diluted share, compared to net income applicable to common shares of $225.9 million, or $0.96 per diluted share, in the year-ago period. Net income applicable to common shares for the quarter ended June 30, 2009 includes gain on sales of real estate of $30.5 million, compared to gain on sales of real estate of $190.5 million in the year-ago period.

INVESTMENTS

During the quarter ended June 30, 2009, we funded $30 million, for construction and other capital projects, primarily in our life science segment.

During the quarter ended June 30, 2009, we sold two hospitals with an aggregate value of $46 million and recognized gains of $30.5 million, which are excluded from FFO.  During the quarter ended June 30, 2009, we also sold marketable debt securities of $5 million.

On August 3, 2009, we purchased a $720 million participation in first mortgage debt of HCR ManorCare at a discount for approximately $590 million. The $720 million participation bears interest at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt incurred as part of the financing for The Carlyle Group’s acquisition of Manor Care, Inc. in December 2007. The mortgage debt matures in January 2012, with a one-year extension available at the borrower’s option subject to certain conditions, and is secured by a first lien on 331 facilities located in 30 states. We obtained favorable financing to fund 72% of the purchase price, resulting in a net cash payment by HCP of $165 million.

FINANCING

On May 8, 2009, we completed a $440 million public offering of 20.7 million shares of our common stock at a price per share of $21.25. We received net proceeds of $422 million, which were used to repay all amounts of indebtedness outstanding under our bridge loan credit facility, with the remainder used for general corporate purposes.

On June 12, 2009, the Company entered into an interest rate swap contract (pay float and receive fixed) with a notional amount of $250 million that terminates in September 2011. This interest-rate swap contract reduces our net floating rate asset exposure, which increased as a result of the repayment of our floating rate bridge loan credit facility.

Our financial leverage improved to 44% at June 30, 2009 from 48% at December 31, 2008. Our adjusted fixed charge coverage for the quarter ended June 30, 2009 improved to 2.6x from 2.3x for the quarter ended June 30, 2008.

OTHER EVENTS

On June 18, 2009, we announced that the management agreements on 15 communities operated by Sunrise Senior Living, Inc. or its subsidiaries (“Sunrise”) have been terminated effective October 1, 2009, for Sunrise’s failure to achieve certain performance thresholds. The termination of the agreements does not require the payment of a termination fee by the Company or our tenants. We intend to enter into new arrangements with senior housing operators for the 15 communities, reducing the Sunrise-managed communities in the Company’s portfolio to 75 from the original 101 communities the Company acquired in the 2006 CNL Retirement Properties, Inc. transaction. We expect these arrangements to improve the operating margins of the communities in a manner similar to the Company’s successful transition of 11 former Sunrise communities to Emeritus Corporation in December 2008. On June 30, 2009, we recognized impairments of $6 million, or $0.02 per diluted share, related to intangible assets associated with 12 of the 15 communities.

On June 29, 2009, we, together with three of our tenants, filed complaints against Sunrise based on Sunrise’s defaults under management and related agreements covering 64 of the remaining 75 Sunrise-managed communities owned by the Company. The complaints allege, among other things, that Sunrise systematically breached various contractual and fiduciary duties. In addition to equitable relief and monetary damages relating to the defaults, we are seeking judicial confirmation of rights to terminate the agreements on the 64 communities.

DIVIDEND

On July 29, 2009, we announced that our Board of Directors declared a quarterly cash dividend on our common stock of $0.46 per share. The dividend will be paid on August 19, 2009 to stockholders of record as of the close of business on August 6, 2009.

FUTURE OPERATIONS

For the full year 2009, we presently expect net income applicable to common shares to range between $0.98 and $1.04 per diluted share, FFO applicable to common shares to range between $2.13 and $2.19 per diluted share, and FFO applicable to common shares, before giving effect to impairments, to range between $2.15 and $2.21 per diluted common share. The increase to the above guidance amounts was due to our HCR ManorCare investment on August 3, 2009.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 4, 2009 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2009. The conference call is accessible by dialing (866) 700-6293 (U.S.) or (617) 213-8835 (International). The participant passcode is 75468985. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on August 4, 2009 through August 18, 2009 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 42923966. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of June 30, 2009, the Company’s portfolio of properties, excluding assets held for sale but including properties owned by our Investment Management Platform, totaled 682 properties among the following segments: 259 senior housing, 100 life science, 253 medical office, 22 hospital and 48 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the expected improvement in operating margins resulting from the transfer of 15 Sunrise-managed communities, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to impairments, gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full year of 2009. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including related developments; the Company’s ability to achieve the expected benefits from acquisitions, including integrating and preserving the goodwill of the acquired companies; the Company’s ability to sell its properties when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$7,796,873	$7,752,714
Development costs and construction in progress	255,565	224,337
Land	1,550,490	1,550,219
Accumulated depreciation and amortization	(940,544)	(820,441)
Net real estate	8,662,384	8,706,829

Net investment in direct financing leases	648,864	648,234
Loans receivable, net	1,078,418	1,076,392
Investments in and advances to unconsolidated joint ventures	264,346	272,929
Accounts receivable, net of allowance of $17,929 and $18,413, respectively	29,535	34,211
Cash and cash equivalents	49,484	57,562
Restricted cash	32,351	35,078
Intangible assets, net	433,874	505,986
Real estate held for sale, net	—	19,799
Other assets, net	586,594	492,806

Total assets	$11,785,850	$11,849,826

Liabilities and Equity
Bank line of credit	$100,000	$150,000
Term loan	200,000	200,000
Bridge loan	—	320,000
Senior unsecured notes	3,518,147	3,523,513
Mortgage debt	1,592,712	1,641,734
Other debt	98,984	102,209
Intangible liabilities, net	215,571	232,654
Accounts payable and accrued liabilities	197,295	211,691
Deferred revenue	71,716	60,185
Total liabilities	5,994,425	6,441,986

Commitments and contingencies

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 275,253,104 and 253,601,454 shares issued and outstanding, respectively	275,253	253,601
Additional paid-in capital	5,298,213	4,873,727
Cumulative dividends in excess of earnings	(228,424)	(130,068)
Accumulated other comprehensive loss	(18,819)	(81,162)
Total stockholders’ equity	5,611,396	5,201,271

Joint venture partners	8,278	12,912
Non-managing member unitholders	171,751	193,657
Total noncontrolling interests	180,029	206,569

Total equity	5,791,425	5,407,840

Total liabilities and equity	$11,785,850	$11,849,826

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Rental and related revenues	$231,728	$213,021	$445,316	$419,926
Tenant recoveries	21,035	20,168	44,699	41,616
Income from direct financing leases	13,204	14,129	26,129	29,103
Investment management fee income	1,369	1,457	2,807	2,924
Total revenues	267,336	248,775	518,951	493,569

Costs and expenses:
Depreciation and amortization	79,606	77,861	160,143	155,493
Operating	45,205	46,452	92,881	94,673
General and administrative	20,932	18,732	39,923	39,177
Impairments	5,906	1,574	5,906	1,574
Total costs and expenses	151,649	144,619	298,853	290,917

Other income (expense):
Interest and other income, net	28,732	30,739	53,065	66,061
Interest expense	(75,340)	(85,446)	(152,014)	(181,709)
Total other income (expense)	(46,608)	(54,707)	(98,949)	(115,648)

Income before income taxes and equity income from unconsolidated joint ventures	69,079	49,449	121,149	87,004
Income taxes	(841)	(1,274)	(1,756)	(3,517)
Equity income from unconsolidated joint ventures	1,127	1,221	665	2,509
Income from continuing operations	69,365	49,396	120,058	85,996

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	1,273	6,320	1,932	15,710
Impairments	—	(8,141)	—	(8,141)
Gain on sales of real estate, net of income taxes	30,540	190,505	31,897	200,643
Total discontinued operations	31,813	188,684	33,829	208,212

Net income	101,178	238,080	153,887	294,208
Noncontrolling interests’ and participating securities’ share in earnings	(4,111)	(6,907)	(8,252)	(12,913)
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)

Net income applicable to common shares	$91,784	$225,890	$135,069	$270,729

Basic earnings per common share:
Continuing operations	$0.23	$0.16	$0.39	$0.28
Discontinued operations	0.12	0.80	0.13	0.92
Net income applicable to common shares	$0.35	$0.96	$0.52	$1.20

Diluted earnings per common share:
Continuing operations	$0.23	$0.16	$0.39	$0.28
Discontinued operations	0.12	0.80	0.13	0.91
Net income applicable to common shares	$0.35	$0.96	$0.52	$1.19

Weighted average shares used to calculate earnings per common share:
Basic	265,422	235,117	259,412	225,945

Diluted	265,542	236,099	259,516	226,745

HCP, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$153,887	$294,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	160,143	155,493
Discontinued operations	84	6,553
Amortization of above and below market lease intangibles, net	(10,980)	(4,029)
Stock-based compensation	7,537	7,485
Amortization of debt premiums, discounts and issuance costs, net	5,455	6,162
Straight-line rents	(25,759)	(19,533)
Interest accretion	(11,567)	(13,026)
Deferred rental revenue	7,890	13,279
Equity income from unconsolidated joint ventures	(665)	(2,509)
Distributions of earnings from unconsolidated joint ventures	2,589	2,073
Gain on sales of real estate	(31,897)	(200,643)
Marketable securities (gains) losses, net	(293)	2,782
Derivative losses, net	154	2,360
Impairments	5,906	9,715
Changes in:
Accounts receivable	4,676	12,972
Other assets	(7,594)	5,399
Accounts payable and accrued liabilities	(9,469)	(6,047)
Net cash provided by operating activities	250,097	272,694
Cash flows from investing activities:
Acquisitions and development of real estate	(39,319)	(72,884)
Lease commissions and tenant and capital improvements	(18,826)	(32,359)
Proceeds from sales of real estate, net	52,281	512,883
Contributions to unconsolidated joint ventures	—	(2,826)
Distributions in excess of earnings from unconsolidated joint ventures	4,428	6,182
Proceeds from the sale of marketable securities	4,800	10,700
Proceeds from the sales of interests in unconsolidated joint ventures	—	2,855
Principal repayments on loans receivable and direct financing leases	4,727	2,835
Investments in loans receivable	(16)	(2,190)
Decrease in restricted cash	2,727	4,040
Net cash provided by investing activities	10,802	429,236
Cash flows from financing activities:
Net repayments under bank line of credit	(50,000)	(951,700)
Repayments of bridge loan	(320,000)	(200,000)
Repayments of mortgage debt	(51,060)	(29,945)
Issuance of mortgage debt	—	258,726
Repurchase of senior unsecured notes	(7,735)	—
Settlement of cash flow hedge	—	5,180
Debt issuance costs	—	(5,784)
Repurchase of common stock	(2,181)	—
Net proceeds from the issuance of common stock and exercise of options	423,634	572,973
Dividends paid on common and preferred stock and participating securities	(244,698)	(217,019)
Purchase of noncontrolling interests	(9,097)	—
Distributions to noncontrolling interests	(7,840)	(13,841)
Net cash used in financing activities	(268,977)	(581,410)
Net increase (decrease) in cash and cash equivalents	(8,078)	120,520
Cash and cash equivalents, beginning of period	57,562	96,269
Cash and cash equivalents, end of period	$49,484	$216,789

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008 (1)	2009	2008 (1)
Net income applicable to common shares	$91,784	$225,890	$135,069	$270,729
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	79,606	77,861	160,143	155,493
Discontinued operations	23	1,827	84	6,553
Gain on sales of real estate	(30,540)	(190,505)	(31,897)	(200,643)
Equity income from unconsolidated joint ventures	(1,127)	(1,221)	(665)	(2,509)
FFO from unconsolidated joint ventures	6,940	5,108	12,571	11,728
Noncontrolling interests’ and participating securities’ share in earnings	4,111	6,907	8,252	12,913
Noncontrolling interests’ and participating securities’ share in FFO	(4,703)	(6,756)	(9,497)	(13,789)
Funds from operations applicable to common shares (2)	$146,094	$119,111	$274,060	$240,475

Distributions on convertible units	$2,941	$2,398	$4,561	$7,163

Diluted funds from operations applicable to common shares	$149,035	$121,509	$278,621	$247,638

Basic funds from operations per common share (2)	$0.55	$0.51	$1.06	$1.06

Diluted funds from operations per common share (2)	$0.55	$0.50	$1.05	$1.06

Weighted average shares used to calculate diluted funds from operations per common share	271,457	241,314	264,243	234,112

Impact of merger-related charges and impairments:
Merger-related charges (3)	$—	$1,141	$—	$2,330
Impairments	5,906	9,715	5,906	9,715
	$5,906	$10,856	$5,906	$12,045
Per common share impact of impairments and merger-related charges on diluted funds from operations	$0.02	$0.05	$0.03	$0.05

(1)    Presentation and certain computational changes have been made for the adoption of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share Based Payment Transactions Are Participating Securities, to compute earnings per share and funds from operations per share under the two-class method.

(2)    The Company believes funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)    Merger-related charges in the periods ended June 30, 2008 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs.

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2009):	2009
	Low	High

Diluted earnings per common share	$ 0.98	$ 1.04
Gain on sales of real estate	(0.12)	(0.12)
Real estate depreciation and amortization	1.19	1.19
Joint venture adjustments	0.08	0.08
Diluted funds from operations per common share	2.13	2.19
Impairments	0.02	0.02
Diluted funds from operations per common share before impairments	$ 2.15	$ 2.21

(1)    Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Expect as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, the bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters. By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

HCP, Inc.

Reconciliation of Consolidated Financial Leverage to Total Financial Leverage (“Financial Leverage”)

In thousands

(Unaudited)

	June 30,	December 31,
	2009	2008
Total Gross Assets:
Consolidated total assets	$11,785,850	$11,849,826
Investments in and advances to unconsolidated joint ventures	(264,346)	(272,929)
Accumulated depreciation and amortization	1,123,709	994,426
Accumulated depreciation and amortization from assets held for sale	—	24,257
Consolidated Gross Assets	$12,645,213	$12,595,580
HCP’s share of the Investment Management Platform (“IMP”) total assets	553,071	561,397
HCP’s share of the IMP accumulated depreciation and amortization	55,760	46,629
Total Gross Assets	$13,254,044	$13,203,606
Total Debt:
Bank line of credit	$100,000	$150,000
Bridge and term loans	200,000	520,000
Senior unsecured notes	3,518,147	3,523,513
Mortgage debt	1,592,712	1,641,734
Other debt	98,984	102,209
Consolidated Debt	$5,509,843	$5,937,456
HCP’s share of the IMP debt	343,949	346,470
Total Debt	$5,853,792	$6,283,926
Consolidated Debt/Consolidated Gross Assets	44%	47%
Financial Leverage	44%	48%

Reconciliation of Adjusted Fixed Charge Coverage

(Unaudited)

	Three Months Ended June 30,
	2009	2008
Net income	$101,178	$238,080
Interest expense:
Continuing operations	75,340	85,446
Discontinued operations	—	140
Income taxes:
Continuing operations	841	1,274
Discontinued operations	130	—
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	79,606	77,861
Discontinued operations	23	1,827
Equity income from unconsolidated joint ventures	(1,127)	(1,221)
HCP’s share of EBITDA from the IMP	10,603	10,624
Other joint venture adjustments	581	611
EBITDA	$267,175	$414,642
Impairments	5,906	9,715
Gain on sales of real estate	(30,540)	(190,505)
Adjusted EBITDA	$242,541	$233,852
Interest expense:
Continuing operations	75,340	85,446
Discontinued operations	—	140
HCP’s share of interest expense from the IMP	5,071	5,153
Capitalized interest	6,327	7,538
Preferred stock dividends	5,283	5,283
Fixed charges	$92,021	$103,560
Adjusted fixed charge coverage	2.6x	2.3x

HCP, Inc.

Reporting Definitions

Adjusted Fixed Charge Coverage. Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

Consolidated Debt represents the carrying amount of bank line of credit, bridge and term loans, senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets represents the carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt represents mortgage debt secured by real estate as reported in the Company’s consolidated financial statements.

EBITDA and Adjusted EBITDA represents the real estate industry’ earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Financial Leverage represents Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Financial Leverage. The Company’s computation of its financial leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Investment Management Platform (“IMP”) includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III, LLC and (iv) HCP Ventures IV, LLC.

Total Debt represents Consolidated Debt plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets represents the Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.